 Filed pursuant to Rule 424(b)(3)
 Registration No. 333-249210
PROSPECTUS
11,250,000 Shares of Common Stock
Issuable Upon the Exercise of Warrants Held by the Selling Stockholders

The Selling Stockholders named herein (defined below) may use this prospectus in connection with sales of up to 11,250,000 shares of common stock, including 7,500,000 shares of common stock issuable upon exercise of the Series A warrants and 3,750,000 shares of common stock issuable upon the exercise of the Series B warrants (as described in more detail below), that may be sold by L1 Capital Global Opportunities Master Fund, Lind Global Macro Fund, LP, and Lincoln Park Capital Fund, LLC (collectively, the “Selling Stockholders”).
The Selling Stockholders may sell the common stock at prices and on terms determined by the market, in negotiated transactions or through underwriters. We will not receive any proceeds from the sale of shares by the Selling Stockholders.
Our common stock is listed on the NYSE American LLC (“NYSE American”) and on the Toronto Stock Exchange (“TSX”) under the symbol “AUMN.” The closing price for our common stock on September 30, 2020 was $0.42 per share on the NYSE American and Cdn$0.58 per share on the TSX.
The securities offered in this prospectus involve a high degree of risk. You should carefully consider the matters set forth in “Risk Factors” on page 4 of this prospectus or incorporated by reference herein in determining whether to purchase our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 19, 2020.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process or continuous offering process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a description of the securities which may be offered by the Selling Stockholders. Each time the Selling Stockholders sell the securities, the Selling Stockholders are required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the Selling Stockholders and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus. You should also carefully consider the matters discussed under “Risk Factors” in this prospectus.
As used in this prospectus, the terms “Golden Minerals,” “our,” “we,” or “us” refer to Golden Minerals Company, including its subsidiaries and predecessors, except where it is clear that the term refers only to Golden Minerals Company.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities legislation.
We use the words “anticipate,” “continue,” “likely,” “estimate,” “expect,” “may,” “could,” “will,” “project,” “should,” “believe” and similar expressions to identify forward-looking statements. Statements that contain these words discuss our future expectations, contain projections or state other forward-looking information. Although we believe the expectations and assumptions reflected in those forward-looking statements are reasonable, we cannot assure you that these expectations and assumptions will prove to be correct. Our actual results could differ materially from those expressed or implied in these forward-looking statements as a result of the factors described under “Risk Factors” in this prospectus and other factors set forth in this prospectus, including:
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Timing duration and overall impact of the COVID-19 pandemic, including potential suspension of mining activities at the Velardeña Properties (including operations at the oxide plant lease) in the event of future orders of the Mexican Federal Government;

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Lower revenue than anticipated from the oxide lease, which could result from delays or problems at the third party’s mine or at the oxide plant (including but not limited to the temporary shutdown of mining activities in Mexico), permitting problems at the third party’s mine or the oxide plant, delays in constructing additional tailings capacity at the oxide plant, earlier than expected termination of the lease or other causes;

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Higher than anticipated care and maintenance costs at the Velardeña Properties in Mexico or at El Quevar in Argentina;

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Risks related to the El Quevar project in Argentina, including unfavorable results from our evaluation activities and whether the option with respect to the El Quevar project is exercised pursuant to the terms of the Earn-In Agreement;

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Decreases or insufficient increases in silver and gold prices;

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Whether we are able to raise the necessary capital required to continue our business on terms acceptable to us or at all, and the likely negative effect of continued low silver and gold prices or unfavorable exploration results;

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Unfavorable results from exploration at the Rodeo, Santa Maria, Yoquivo, Sand Canyon or other exploration properties and whether we will be able to advance these or other exploration properties;

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The Rodeo project, including assumptions and projections contained in the Rodeo PEA (including life of mine and production expectations), and our plans regarding further advancement of the project;

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Variations in the nature, quality and quantity of any mineral deposits that are or may be located at the Velardeña Properties or our exploration properties, changes in interpretations of geological information, and unfavorable results of metallurgical and other tests;

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Whether we will be able to mine and sell minerals successfully or profitably at any of our current properties at current or future silver and gold prices and achieve our objective of becoming a mid-tier mining company;

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Potential delays in our exploration activities or other activities to advance properties towards mining resulting from environmental consents or permitting delays or problems, accidents, problems with contractors, disputes under agreements related to exploration properties, unanticipated costs and other unexpected events;

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Our ability to retain key management and mining personnel necessary to successfully operate and grow our business;

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Economic and political events affecting the market prices for gold, silver, zinc, lead and other minerals that may be found on our exploration properties;

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Political and economic instability in Mexico, Argentina, and other countries in which we conduct our business and future actions of any of these governments with respect to nationalization of natural resources or other changes in mining or taxation policies;

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Volatility in the market price of our common stock; and

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The factors described in “Risk Factors” on page 4 of this prospectus.

These factors are not intended to represent a complete list of the general or specific factors that could affect us. We may note additional factors elsewhere in this prospectus and in any documents incorporated by reference herein. Many of those factors are beyond our ability to control or predict. You should not unduly rely on any of our forward-looking statements or information. These statements speak only as of the date of this prospectus. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements and information attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus.
Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, such expectations may prove to be materially incorrect due to known and unknown risks and uncertainties.
All forward-looking statements speak only as of the date made. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.
CAUTIONARY STATEMENT REGARDING MINERALIZED MATERIAL
“Mineralized material” as used in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, although permissible under the SEC’s Industry Guide 7, does not indicate “reserves” by SEC standards. We cannot be certain that any deposits at the Velardeña Properties (as defined below), the El Quevar, Santa Maria or Rodeo properties or any deposits at our other exploration properties, will ever be confirmed or converted into SEC Industry Guide 7 compliant “reserves”. Any investor is cautioned not to assume that all or any part of the disclosed mineralized material estimates will ever be confirmed or converted into reserves or that mineralized material can be economically or legally extracted.

PROSPECTUS SUMMARY
The following is a summary of the pertinent information regarding this offering. This summary is qualified in its entirety by the more detailed information and financial statements and related notes incorporated by reference into this prospectus.
The Offering
Securities Offered
11,250,000 shares of our common stock issuable upon exercise of 7,500,000 Series A warrants and 3,750,000 Series B warrants offered by the Selling Stockholders, which warrants were acquired in a private placement. See “Selling Stockholders” on page 4 of this prospectus.
Offering Price
The Selling Stockholders may sell the common stock at prices and on terms determined by the market, in negotiated transactions or through underwriters.
Common Stock Outstanding
149,012,652 shares of common stock, $.01 par value per share, were outstanding as of, September 28, 2020.
Dividend Policy
We do not anticipate paying dividends on our common stock in the foreseeable future.
Use of Proceeds
The common stock offered pursuant to this prospectus is being sold by the Selling Stockholders, and we will not receive any proceeds of the offering.
Market for our common stock
Our common stock is traded on the NYSE American and the TSX under the symbol “AUMN.”
Risk Factors
An investment in our securities is subject to a number of risks. You should carefully consider the information under the heading “Risk Factors,” “Cautionary Note Regarding Mineralized Material” and “Cautionary Note Regarding Forward-looking Statements” and all other information included in this prospectus as well as other information incorporated by reference herein before deciding to invest in our securities.
Our principal offices are located in Golden, Colorado at 350 Indiana Street, Suite 650, Golden, CO 80401, and our registered office is the Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801. Our telephone number is (303) 839-5060. We also maintain a mining office at the Velardeña Properties in Mexico and exploration offices in Argentina and Mexico. We maintain a website at www.goldenminerals.com, which contains information about us. Our website and the information contained in and connected to it are not a part of this prospectus.

RISK FACTORS
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, which are incorporated by reference into this prospectus, as well as our other filings with the SEC, include discussion of material risk factors relating to our business. Those risks and uncertainties and the risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties that are not presently known to us or that we currently deem immaterial or that are not specific to us, such as general economic conditions, may also materially and adversely affect our business and operations. If any of those risks and uncertainties or the risks and uncertainties described below actually occurs, our business, financial condition or results of operations could be harmed substantially. In such a case, you may lose all or part of your investment. You should carefully consider the risks and uncertainties described below and those risks and uncertainties incorporated by reference into this prospectus, as well as the other information included in this prospectus, before making an investment decision with respect to our common stock.
THE COMPANY
Our Business
We are a mining company holding a 100% interest in the Velardeña and Chicago precious metals mining properties and associated oxide and sulfide processing plants in the state of Durango, Mexico (the “Velardeña Properties”), a 100% interest in the El Quevar advanced exploration silver property in the province of Salta, Argentina (subject to the terms of the April 9, 2020, earn-in agreement (the “Earn-in Agreement”) pursuant to which Barrick Gold Corporation (“Barrick”) has the option to earn a 70% interest in the El Quevar project, and a diversified portfolio of precious metals and other mineral exploration properties located primarily in or near historical precious metals producing regions of Argentina, Nevada and Mexico, including the 100%-owned Rodeo property in Durango State, Mexico. The Velardeña Properties and the El Quevar advanced exploration property are the Company’s only material properties.
We remain focused on commencing mining operations at the Rodeo property as well as evaluating and searching for other mining opportunities in North America (including Mexico) with near term prospects of mining, and particularly for properties within reasonable haulage distances of our processing plants at the Velardeña Properties. The Company is also focused on advancing our El Quevar exploration property in Argentina through the Earn-in Agreement with Barrick and on advancing selected properties in our portfolio of approximately 12 properties, located in Mexico, Nevada and Argentina. The Company is also reviewing strategic opportunities, focusing primarily on development or operating properties in North America, including Mexico. Our principal office is located in Golden, Colorado at 350 Indiana Street, Suite 650, Golden, CO 80401, and our registered office is the Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801. We also maintain an office at the Velardeña Properties in Mexico and exploration offices in Argentina and Mexico.
We are considered an exploration stage company under SEC criteria since we have not yet demonstrated the existence of proven or probable mineral reserves, as defined by SEC Industry Guide 7, at any of our properties. Until such time, if ever, that we demonstrate the existence of proven or probable reserves pursuant to SEC Industry Guide 7 we expect to remain as an exploration stage company.
USE OF PROCEEDS
The proceeds from the sale of common stock that may be offered pursuant to this prospectus will be received directly by the Selling Stockholders, and we will receive no proceeds from the sale of this common stock.

SELLING STOCKHOLDERS
Set forth below is information regarding the name of, and number of shares of common stock owned by, the Selling Stockholders.
	Shares Beneficially Owned Prior to the Offering			Shares Beneficially Owned After the Offering(1)
Selling Stockholder(2)	Number	Percent of Class(3)	Shares Offered Hereby	Number	Percent of Class(3)
L1 Capital Global Opportunities Master Fund(4)	3,750,000	2.52%	3,750,000	0	0%
Lind Global Macro Fund, LP(5)	3,750,000	2.52%	3,750,000	0	0%
Lincoln Park Capital Fund, LLC(6)	3,750,000	2.52%	3,750,000	0	0%

(1)
Assumes that the Selling Stockholders will sell all of the shares of common stock offered pursuant to this prospectus. We cannot assure you that the Selling Stockholders will sell all or any of these shares.

(2)
The Selling Stockholders are not registered broker-dealers. L1 Capital Global Opportunities Master Fund, Lind Global Macro Fund, LP, and Lincoln Park Capital Fund, LLC are defined as the “Selling Stockholders.”

(3)
Based on 149,012,652 shares of our common stock outstanding as of September 28, 2020, plus for each holder that holds securities that are currently vested or exercisable or that vest or become exercisable within 60 days of September 28, 2020, such additional securities for that particular holder.

(4)
David Feldman is the natural person with voting and dispositive power over the shares held by L1 Capital Global Opportunities Master Fund. Shares offered hereby include (i) 2,500,000 shares of common stock issuable upon the exercise of 2,500,000 Series A warrants and (ii) 1,250,000 shares of common stock issuable upon the exercise of 1,250,000 Series B warrants.

(5)
Jeff Eaton, the Managing Member of Lind Global Partners, LLC, the general partner of Lind Global Macro Fund, LP, has sole voting and dispositive power with respect to the shares held of record by Lind Global Macro Fund, LP. Shares offered hereby include (i) 2,500,000 shares of common stock issuable upon the exercise of 2,500,000 Series A warrants and (ii) 1,250,000 shares of common stock issuable upon the exercise of 1,250,000 Series B warrants.

(6)
Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital Fund, LLC, are deemed to be beneficial owners of all of the shares of common stock owned by Lincoln Park Capital Fund, LLC. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered hereby. Shares offered hereby include (i) 2,500,000 shares of common stock issuable upon the exercise of 2,500,000 Series A warrants and (ii) 1,250,000 shares of common stock issuable upon the exercise of 1,250,000 Series B warrants.

On April 20, 2020, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Selling Stockholders providing for the issuance and sale by the Company in a registered direct offering (the “Offering”) of 15,000,000 shares of common stock at a price of $0.20 per share (the “Offering Shares”), and in a concurrent private placement transaction, the issuance of an aggregate of 11,250,000 warrants ultimately consisting of (i) 7,500,000 Series A warrants (the “Series A Warrants”) to purchase up to 7,500,000 shares (the “Series A Warrant Shares”) of the Company’s common stock and (ii) 3,750,000 Series B warrants (the “Series B Warrants” and, together with the Series A Warrants, the “Warrant Shares”) to purchase up to 3,750,000 shares of the Company’s common stock, at an exercise price of $0.30 per share.
We have prepared and filed this prospectus for the purpose of any such resale of the Warrant Shares by the Selling Stockholders. We cannot estimate the number of shares of common stock that will be held by the Selling Stockholders upon termination of the offering since it is possible that they may not sell any of the shares of common stock covered by this prospectus or may acquire or dispose of shares of our common stock not included in this prospectus. See “Plan of Distribution.” We do not know when or whether, or at what price, any or all of these shares may be sold.

PLAN OF DISTRIBUTION
We are registering the possible resale of the 11,250,000 shares of common stock issuable upon exercise of the Series A Warrants and Series B Warrants by the Selling Stockholders pursuant to the Securities Purchase Agreement and the Series A Common Stock Purchase Warrant and Series B Common Stock Purchase Warrant attached thereto. Therefore, we have prepared and filed this prospectus. However, we do not know when or whether any or all of these shares may be sold. We will receive no proceeds from the sale of shares included in this prospectus. We will pay the registration, filing, listing and printing fees, and our legal and accounting expenses in connection with this offering.
The Selling Stockholders and their successors, which term includes their transferees, pledgees or donees or their successors, may sell the common stock directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The Selling Stockholders may effect the distribution of the common stock in one or more of the following methods:
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ordinary brokers’ transactions, which may include long or short sales;

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transactions involving cross or block trades or otherwise on the open market;

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purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts under this prospectus;

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“at the market” to or through market makers or into an existing market for the common stock;

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in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

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through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or

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any combination of the above, or by any other legally available means.

In addition, the Selling Stockholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of common stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require delivery by such broker-dealers of the common stock, which common stock may be resold thereafter under this prospectus.
Brokers, dealers, underwriters or agents participating in the distribution of the common stock may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of common stock for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).
Any securities covered by this prospectus that qualify for sale under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) may be sold under Rule 144 rather than under this prospectus.
We cannot assure you that the Selling Stockholders will sell any or all of the shares of common stock offered by the Selling Stockholders.
In order to comply with the securities laws of certain states, if applicable, the Selling Stockholders will sell the common stock in jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Selling Stockholders may not sell the common stock unless the shares of common stock have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available to the Selling Stockholders.
Persons participating in the distribution of our common stock offered by this prospectus may engage in transactions that stabilize the price of the common stock. The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 (the “Exchange Act”) may apply to sales of the common stock in the market and to the activities of the Selling Stockholders.

We have not been advised of any selling arrangement at the date of this prospectus between the Selling Stockholders and any broker-dealer or agent. We will receive no proceeds from the sale of the shares by the Selling Stockholders.
DESCRIPTION OF SECURITIES TO BE REGISTERED
Common Stock
We are authorized to issue 200,000,000 shares of common stock, par value $0.01 per share. As of September 28, 2020, we had 149,012,652 shares of common stock issued and outstanding.
Dividend Rights
Holders of our common stock will be entitled to receive dividends when, as and if declared by our board, out of funds legally available for their payment, subject to the rights of holders of any preferred stock that we may issue.
Voting Rights
Holders of our common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of all of the shares of the stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.
Election of Directors
Our directors are elected by a plurality of the votes cast by the holders of our common stock in a meeting at which a quorum is present. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting. Our stockholders may vote to remove any director for cause by the affirmative vote of a majority of the voting power of outstanding common stock.
Liquidation
In the event of any liquidation, dissolution or winding up of Golden Minerals, holders of our common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.
Redemption
Golden Minerals’ common stock is not redeemable or convertible.
Other Provisions
All our outstanding common stock is, and the common stock offered by this prospectus or obtainable upon exercise or conversion of other securities offered hereby, if issued in the manner described in this prospectus and the applicable prospectus supplement, will be, fully paid and non-assessable.
You should read the prospectus supplement relating to any offering of common stock, or of securities convertible, exchangeable or exercisable for common stock, for the terms of the offering, including the number of shares of common stock offered, any initial offering price and market prices relating to the common stock.
This section is a summary and may not describe every aspect of our common stock that may be important to you. We urge you to read applicable Delaware law, our Amended and Restated Certificate of Incorporation and our Bylaws, because they, and not this description, define your rights as a holder of our common stock. See “Where You Can Find More Information” on page 10 of this prospectus for information on how to obtain copies of these documents.

Anti-Takeover Effects of Certain Provisions of the Amended and Restated Certificate of Incorporation and the Bylaws
Some provisions of Delaware law and our Amended and Restated Certificate of Incorporation and our Bylaws could make it more difficult for us to be acquired by means of a tender offer, a proxy contest or otherwise or the removal of our incumbent directors and officers. These provisions, summarized below, are expected to discourage and prevent coercive takeover practices and inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. They are also intended to provide our management with the flexibility to enhance the likelihood of continuity and stability if our board of directors determines that a takeover is not in the best interests of our stockholders. These provisions, however, could have the effect of discouraging attempts to acquire us, which could deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the Delaware General Corporation Law. Section 203 is an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or another transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions that are not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Special Stockholder Meetings
Under our Amended and Restated Certificate of Incorporation and Bylaws, special meetings of stockholders may be called only by our board of directors, other than special meetings called solely for the purpose of removing directors, which may be called by requests of the holders of a majority of the outstanding shares of our common stock.
Election and Removal of Directors
Our Amended and Restated Certificate of Incorporation and Bylaws contain provisions that establish specific procedures for appointing and removing members of the board of directors. In addition, our Amended and Restated Certificate of Incorporation and Bylaws provide that vacancies and newly created directorships on the board of directors may be filled only by a majority of the directors then serving on the board (except as otherwise required by law or by resolution of the board). Our Amended and Restated Certificate of Incorporation and Bylaws provide that directors may be removed only for cause.
Undesignated Preferred Stock
The authorization of undesignated, or “blank check,” preferred stock will make it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. See “Advance Notice Requirements for Stockholder Proposals and Director Nominations” below.

No Stockholder Action by Written Consent.
Our Amended and Restated Certificate of Incorporation and Bylaws do not permit stockholders to act by written consent.
No Cumulative Voting.
Under Delaware law, cumulative voting for the election of directors is not permitted unless a corporation’s certificate of incorporation authorizes cumulative voting. Our Amended and Restated Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our board of directors based on the number of shares of our stock the stockholder holds as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice must be delivered to the company secretary between the 120th day and the 90th day before the anniversary of the preceding year’s annual meeting. If, however, the date of the meeting is advanced more than 30 days before, or delayed more than 60 days after, the anniversary of the annual meeting, notice must be delivered between the 120th day before the meeting and the later of the 90th day before the meeting or the 10th day after we publicly announce the date of the meeting. Our Bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.
Amendments to Amended and Restated Certificate of Incorporation or Bylaws
The affirmative vote of the holders of at least a majority of our issued and outstanding common stock, voting as a single class, is generally required to amend or repeal our Amended and Restated Certificate of Incorporation. The affirmative vote of at least 75% of our outstanding common stock is required to approve amendments to the provisions in our Amended and Restated Certificate of Incorporation that establishes the 75% voting threshold for certain transactions. In addition, under the Delaware General Corporation Law, or DGCL, an amendment to our Amended and Restated Certificate of Incorporation that would alter or change the powers, preferences or special rights of the common stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class. Subject to our Bylaws, our board of directors may from time to time make, amend, supplement or repeal our Bylaws by vote of a majority of our board of directors.
LEGAL MATTERS
Davis Graham & Stubbs LLP (“DGS”) of Denver, Colorado has provided its opinion on the validity of the common stock offered by this prospectus.
EXPERTS
The consolidated financial statements of Golden Minerals Company as of December 31, 2019 and 2018, incorporated in this prospectus by reference to the Golden Minerals Company Annual Report on Form 10-K for the year ended December 31, 2019, have been so incorporated in reliance on the report of Plante & Moran, PLLC (formerly, EKS&H LLLP), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The estimates of our mineralized material with respect to the Velardeña Properties and Santa Maria and Rodeo properties incorporated by reference in this prospectus have been included in reliance upon the technical report prepared by Tetra Tech, Inc. The estimates of our mineralized material with respect to the El Quevar project incorporated by reference in this prospectus have been included in reliance upon the technical report prepared by Wood Group USA, Inc. (formerly known as Amec Foster Wheeler E&C Services, Inc.).
WHERE YOU CAN FIND MORE INFORMATION
We file and furnish annual, quarterly and current reports and other information, including proxy statements, with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Our SEC filings are also available through the “Investor Relations” section of our website at www.goldenminerals.com.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
(a)   our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 27, 2020;
(b)   our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, as filed with the SEC on May 6, 2020, and June 30, 2020, filed with the SEC on August 6, 2020;
(c)   our Current Reports on Form 8-K and Form 8-K/A filed on March 19, 2020, April 2, 2020, April 13, 2020, April 15, 2020, April 23, 2020, June 12, 2020, June 16, 2020, July 9, 2020, July 20, 2020, July 24, 2020 and August 12, 2020; and
(d)   the description of our common stock contained in our registration statement on Form 8-A filed February 5, 2010 with the Commission under Section 12(b) of the Exchange Act (File No. 001- 13627), including any subsequent amendment or report filed for the purpose of updating such description.
We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement.
Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or related exhibits of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.
We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to:
Golden Minerals Company
350 Indiana Street, Suite 650
Golden, Colorado 80401
Attention: Secretary
Telephone: (303) 839-5060
Except as provided above, no other information, including information on our internet site, is incorporated by reference in this prospectus.